Citizens Financial Group, Inc. Reports Third Quarter 2026 Net Income of
$636 million, up 29% YoY, and EPS of $1.41, up 34% YoY and 8% QoQ
ROTCE of 15.1%; Dividend raised 13%
Positive Operating Leverage of 5.3% YoY

	Key Financial Data	3Q26	2Q26	3Q25	Third Quarter 2026 Highlights

Income Statement	($s in millions)
■EPS of $1.41; ROTCE of 15.1%
–Continued strong Private Bank progress, contributing $0.16 to EPS
■PPNR of $929 million, up 4.5% QoQ, up 18.6% YoY
–NII up 2.7% QoQ, with NIM up 2 bps to 3.19%; NII up 13% YoY, with NIM up 19 bps
–Fees down 1% QoQ reflecting lower Mortgage and Capital Markets, partially offset by record Wealth; up 2.7% YoY
–Positive operating leverage of 1.8% QoQ and 5.3% YoY
■Average loans up 1% QoQ, with growth led by Private Bank and retail; up 0.5% QoQ on a spot basis
■Credit continues to be broadly favorable; net charge-offs of 37 bps, stable QoQ; ACL coverage of 1.47%
■Average and spot deposits broadly stable QoQ
–Private Bank spot deposits of $18.5 billion, up ~$750 million, or 4%, QoQ
–Total deposit costs well controlled, up 3 bps QoQ
■Strong liquidity profile; spot LDR of 80.0%
■Strong CET1 ratio of 10.5%
■TBV/share of $35.78, down 6.6% QoQ

	Total revenue	$2,322	$2,283	$2,118
	Pre-provision profit	929	889	783
	Provision for credit losses	125	134	154
	Net income	636	587	494

Balance Sheet & Credit Quality	($s in billions)
	Period-end loans and leases	$148.2	$147.5	$140.9
	Average loans and leases	147.4	146.1	140.0
	Period-end deposits	185.2	185.6	180.0
	Average deposits	183.7	183.6	176.0
	Loan-to-deposit ratio (spot)	80.0%	79.5%	78.3%
	NCO ratio	0.37%	0.37%	0.46%

Financial Metrics	Diluted EPS	$1.41	$1.30	$1.05
	ROTCE	15.1%	13.9%	11.7%
	Net interest margin, FTE	3.19	3.17	3.00
	Efficiency ratio	60.0	61.1	63.0
	CET1	10.5%	10.4%	10.7%
	TBV/Share	$35.78	$38.29	$36.73

Comments from Chairman and CEO Bruce Van Saun
“We continued to deliver attractive revenue and earnings growth in the third quarter, notwithstanding significant volatility in the external environment,” said Chairman and CEO Bruce Van Saun. “We remain focused on executing our strategic initiatives, advancing our AI, technology and cybersecurity agenda, and attracting great talent. We remain confident in our positioning and outlook for Q4 and for 2027.”
Citizens also announced today that its board of directors declared a quarterly common stock dividend of $0.52 per share, a $0.06, or 13%, increase compared with the prior quarter. The dividend is payable on November 13, 2026 to shareholders of record at the close of business on October 30, 2026. In addition, Citizens announced today that its board of directors increased

Citizens Financial Group, Inc.
the capacity of its common share repurchase program to $1.95 billion, an increase of $1.3 billion above the $650 million of capacity currently remaining under the prior June 2025 authorization.

Earnings highlights(1):

	Quarterly Trends
				3Q26 change from
($s in millions, except per share data)	3Q26	2Q26	3Q25	2Q26			3Q25
Earnings				$/bps/%		%	$/bps/%		%
Net interest income	$1,675	$1,631	$1,488	$44		3%	$187		13%
Noninterest income	647	652	630	(5)		(1)	17		3
Total revenue	2,322	2,283	2,118	39		2	204		10
Noninterest expense	1,393	1,394	1,335	(1)		—	58		4
Pre-provision profit	929	889	783	40		4	146		19
Provision for credit losses	125	134	154	(9)		(7)	(29)		(19)
Net income	636	587	494	49		8	142		29
Preferred dividends/other(2)	37	33	37	4		12	—		—
Net income available to common stockholders	$599	$554	$457	$45		8%	$142		31%
Average common shares outstanding
Basic (in millions)	421.1	422.9	431.4	(1.7)		—	(10.2)		(2)
Diluted (in millions)	425.7	426.7	435.5	(1.0)		—	(9.8)		(2)
Diluted earnings per share	1.41	1.30	1.05	0.11		8	0.36		34
Performance metrics
Net interest margin	3.18%	3.16%	2.99%	2	bps		19	bps
Net interest margin, FTE	3.19	3.17	3.00	2			19
Effective income tax rate	20.9	22.3	21.4	(143)			(52)
Efficiency ratio	60.0	61.1	63.0	(110)			(305)
Return on average tangible common equity	15.1	13.9	11.7	117			333
Return on average total tangible assets	1.13%	1.06%	0.93%	7	bps		20	bps
Capital adequacy(3,4)
Common equity tier 1 capital ratio	10.5%	10.4%	10.7%
Total capital ratio	13.7	13.6	13.9
Tier 1 leverage ratio	9.2	9.2	9.4
Tangible common equity ratio	6.7	7.2	7.4
Allowance for credit losses to loans and leases	1.47%	1.48%	1.56%	(1)	bps		(9)	bps
Asset quality(4)
Nonaccrual loans and leases to loans and leases	0.99%	0.97%	1.08%	2	bps		(9)	bps
Allowance for credit losses to nonaccrual loans and leases	149	152	145	(3)%			4%
Net charge-offs as a % of average loans and leases	0.37%	0.37%	0.46%	—	bps		(9)	bps

(1) Unless otherwise noted, references to balance sheet items are on an average basis, loans exclude loans held for sale, earnings per share represent fully diluted per common share and references to NIM are on a FTE basis.
(2) 3Q26 and 3Q25 include preferred stock early redemption costs of $4 million and $5 million, respectively.
(3) Current reporting-period regulatory capital ratios are preliminary.
(4) Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Citizens Financial Group, Inc.
Consolidated balance sheet summary(1):

				3Q26 change from
($s in millions)	3Q26	2Q26	3Q25	2Q26			3Q25
				$/bps		%	$/bps		%
Total assets	$234,464	$233,836	$222,747	$628		—%	$11,717		5%
Total loans and leases	148,227	147,491	140,870	736		—	7,357		5
Total loans held for sale	884	1,458	1,334	(574)		(39)	(450)		(34)
Deposits	185,228	185,620	180,011	(392)		—	5,217		3
Stockholders' equity	25,162	26,183	25,829	(1,021)		(4)	(667)		(3)
Stockholders' common equity	22,952	24,072	23,718	(1,120)		(5)	(766)		(3)
Tangible common equity	$15,070	$16,185	$15,848	$(1,115)		(7)%	$(778)		(5)%
Loan-to-deposit ratio (period-end)(2)	80.0%	79.5%	78.3%	56	bps		176	bps
Loan-to-deposit ratio (average)(2)	80.2%	79.6%	79.6%	62	bps		63	bps
(1) Represents period-end unless otherwise noted.
(2) Excludes loans held for sale.

Citizens Financial Group, Inc.
Discussion of results:

Net interest income				3Q26 change from
($s in millions)	3Q26	2Q26	3Q25	2Q26			3Q25
				$/bps		%	$/bps		%
Interest income:
Interest and fees on loans and leases and loans held for sale	$2,056	$1,994	$1,928	$62		3%	$128		7%
Investment securities	462	446	433	16		4	29		7
Interest-bearing deposits in banks	103	103	97	—		—	6		6
Total interest income	$2,621	$2,543	$2,458	$78		3%	$163		7%
Interest expense:
Deposits	$767	$747	$816	$20		3%	$(49)		(6)%
Short-term borrowed funds	12	9	5	3		33	7		140
Long-term borrowed funds	167	156	149	11		7	18		12
Total interest expense	$946	$912	$970	$34		4%	$(24)		(2)%
Net interest income	$1,675	$1,631	$1,488	$44		3%	$187		13%

Net interest margin, FTE	3.19%	3.17%	3.00%	2	bps		19	bps

Third quarter 2026	vs.	second quarter 2026
Net interest income of $1.7 billion increased 2.7%, reflecting a higher net interest margin along with a 1% increase in average interest-earning assets.
•Net interest margin of 3.19% increased 2 basis points, reflecting the benefit of lower terminated swap impacts and fixed-rate asset repricing, partially offset by increased funding costs.
•Interest-bearing deposit costs increased 5 basis points to 2.13%; total deposit costs increased 3 basis points to 1.66%; total cost of funds increased 3 basis points to 1.88%.

Third quarter 2026	vs.	third quarter 2025
Net interest income of $1.7 billion increased 13%, primarily reflecting a higher net interest margin, as well as a 6% increase in interest-earning assets.
•Net interest margin of 3.19% increased 19 basis points, largely driven by the benefit of lower terminated swap impacts and Non-Core runoff, fixed-rate asset repricing and improved funding costs.

Citizens Financial Group, Inc.

Noninterest Income				3Q26 change from
($s in millions)	3Q26	2Q26	3Q25	2Q26		3Q25
				$	%	$	%
Service charges and fees	$120	$117	$112	$3	3%	$8	7%
Capital markets fees	149	153	166	(4)	(3)	(17)	(10)
Wealth fees	109	102	93	7	7	16	17
Card fees	90	89	87	1	1	3	3
Mortgage banking fees	35	42	49	(7)	(17)	(14)	(29)
Foreign exchange and derivative products	49	47	42	2	4	7	17
Letter of credit and loan fees	54	52	48	2	4	6	13
Securities gains, net	11	6	2	5	83	9	NM
Other income(1)	30	44	31	(14)	(32)	(1)	(3)
Noninterest income	$647	$652	$630	$(5)	(1)%	$17	3%
(1) Includes bank-owned life insurance income and other miscellaneous income for all periods presented.

Third quarter 2026	vs.	second quarter 2026
Noninterest income of $647 million decreased $5 million, or 1%.
•Service charges and fees increased $3 million, primarily from higher overdraft fees.
•Capital markets fees decreased $4 million to $149 million, reflecting lower loan syndication and debt and equity underwriting fees, largely offset by higher M&A fees.
•Wealth fees increased $7 million to $109 million, a new record, primarily reflecting higher advisory fees.
•FX and derivative products increased $2 million, given higher FX and commodities client hedging activity.
•Mortgage banking fees decreased $7 million, primarily due to a decline in net MSR valuation of $13 million, partially offset by higher servicing revenue.
•Other income decreased $14 million, reflecting several modest revenue items in the prior quarter.

Third quarter 2026	vs.	third quarter 2025
Noninterest income of $647 million increased $17 million, or 3%.
•Service charges and fees increased $8 million, primarily reflecting higher overdraft and cash management fees.
•Capital markets fees decreased $17 million, primarily driven by lower M&A relative to particularly strong results in third quarter 2025.
•Wealth fees increased $16 million, primarily from growth in AUM, reflecting net inflows and market appreciation.
•Mortgage banking fees decreased $14 million, reflecting lower net MSR valuation results and lower production fees, partially offset by higher servicing revenue.

Citizens Financial Group, Inc.

Noninterest Expense				3Q26 change from
($s in millions)	3Q26	2Q26	3Q25	2Q26		3Q25
				$	%	$	%
Salaries and employee benefits	$750	$745	$705	$5	1%	$45	6%
Equipment and software	202	195	197	7	4	5	3
Outside services	174	174	161	—	—	13	8
Occupancy	107	108	106	(1)	(1)	1	1
Other operating expense	160	172	166	(12)	(7)	(6)	(4)
Noninterest expense	$1,393	$1,394	$1,335	$(1)	—%	$58	4%

Third quarter 2026	vs.	second quarter 2026
Noninterest expense of $1.4 billion was stable.
•Salaries and employee benefits increased $5 million, primarily reflecting the continued Private Bank & Wealth buildout, an increase in Commercial, as well as higher medical benefit costs.
•Equipment and software increased $7 million, largely due to higher technology-related costs.
•Other operating expense decreased $12 million, reflecting the impact of various sundry items.
The effective tax rate of 20.9% in third quarter 2026 compares with 22.3% in second quarter 2026. The lower third quarter tax rate reflected the recognition of discrete tax benefits.

Third quarter 2026	vs.	third quarter 2025
Noninterest expense of $1.4 billion increased 4%.
•Salaries and employee benefits increased $45 million, reflecting the continued Private Bank & Wealth buildout.
•Outside services increased $13 million, primarily reflecting costs to implement the Reimagine the Bank program.
•Other operating expense decreased $6 million, reflecting the impact of various sundry items.
The effective tax rate was 20.9% in third quarter 2026 compared with 21.4% in third quarter 2025.

Citizens Financial Group, Inc.

Interest-earning assets				3Q26 change from
($s in millions)	3Q26	2Q26	3Q25	2Q26		3Q25
Period-end interest-earning assets				$	%	$	%
Investments	$45,690	$46,345	$44,456	$(655)	(1)%	$1,234	3%
Interest-bearing deposits in banks	12,517	12,648	11,090	(131)	(1)	1,427	13
Commercial loans and leases	77,223	77,284	72,493	(61)	—	4,730	7
Retail loans	71,004	70,207	68,377	797	1	2,627	4
Total loans and leases	148,227	147,491	140,870	736	—	7,357	5
Loans held for sale	884	1,458	1,334	(574)	(39)	(450)	(34)
Total loans and leases and loans held for sale	149,111	148,949	142,204	162	—	6,907	5
Total period-end interest-earning assets	$207,318	$207,942	$197,750	$(624)	—%	$9,568	5%
Average interest-earning assets(1)
Investments	$49,211	$48,088	$46,453	$1,123	2%	$2,758	6%
Interest-bearing deposits in banks	10,941	10,839	9,015	102	1	1,926	21
Commercial loans and leases	76,920	76,548	72,150	372	—	4,770	7
Retail loans	70,434	69,580	67,861	854	1	2,573	4
Total loans and leases	147,354	146,128	140,011	1,226	1	7,343	5
Loans held for sale	1,436	1,715	2,119	(279)	(16)	(683)	(32)
Total loans and leases and loans held for sale	148,790	147,843	142,130	947	1	6,660	5
Total average interest-earning assets	$208,942	$206,770	$197,598	$2,172	1%	$11,344	6%
(1) Total average interest-earning assets excludes the mark-to-market on investment securities and unsettled purchases or sales of loans and investments.

Third quarter 2026	vs.	second quarter 2026
Period-end interest-earning assets of $207.3 billion decreased $624 million, reflecting a $655 million decrease in investments in securities and $574 million decrease in loans held for sale, partially offset by a $736 million increase in total loans and leases. Total loans and leases increased $736 million, as growth in the Private Bank, and growth in home equity and mortgage, were partially offset by commercial real estate paydowns, lower commercial line utilization, and runoff of Non-Core loans.
Average interest-earning assets of $208.9 billion increased $2.2 billion, or 1%, primarily reflecting a $1.2 billion increase in total loans and leases, and a $1.1 billion increase in investments.
The average effective duration of the securities portfolio was 4.6 years, compared with 4.1 years at June 30, 2026 and 3.6 years at September 30, 2025.

Third quarter 2026	vs.	third quarter 2025
Period-end interest-earning assets of $207.3 billion increased $9.6 billion, or 5%, reflecting a $1.2 billion increase in investments in securities, a $1.4 billion increase in cash held in interest-bearing deposits and a $6.9 billion increase in total loans and leases and loans held for sale. The increase in total loans and leases and loans held for sale was largely driven by growth in the Private Bank and growth in commercial, given net new money originations in corporate banking and higher commercial line utilization, partially offset by commercial real estate paydowns. Retail also grew $2.6 billion, reflecting growth in home equity and mortgage, partially offset by Non-Core portfolio runoff.
Average interest-earning assets of $208.9 billion increased $11.3 billion, primarily reflecting a $6.7 billion increase in total loans and leases and loans held for sale, as well as $1.9 billion increase in cash held in interest-bearing deposits and a $2.8 billion increase in investments in securities.

Citizens Financial Group, Inc.

Deposits				3Q26 change from
($s in millions)	3Q26	2Q26	3Q25	2Q26		3Q25
Period-end deposits				$	%	$	%
Noninterest-bearing demand	$40,916	$40,939	$39,472	$(23)	—%	$1,444	4%
Checking with interest	38,526	40,258	35,219	(1,732)	(4)	3,307	9
Savings	22,424	23,570	24,759	(1,146)	(5)	(2,335)	(9)
Money market	63,379	60,029	59,709	3,350	6	3,670	6
Time	19,983	20,824	20,852	(841)	(4)	(869)	(4)
Total period-end deposits	$185,228	$185,620	$180,011	$(392)	—%	$5,217	3%
Average deposits
Noninterest-bearing demand	$40,567	$39,881	$38,070	$686	2%	$2,497	7%
Checking with interest	38,684	38,632	34,748	52	—	3,936	11
Savings	22,923	23,780	25,001	(857)	(4)	(2,078)	(8)
Money market	61,115	60,295	57,783	820	1	3,332	6
Time	20,447	21,032	20,355	(585)	(3)	92	—
Total average deposits	$183,736	$183,620	$175,957	$116	—%	$7,779	4%

Third quarter 2026	vs.	second quarter 2026
Total period-end deposits of $185.2 billion are broadly stable, reflecting growth in the Private Bank and Commercial, largely offset by a decrease in Consumer. Private Bank deposits increased 4% to $18.5 billion at the end of third quarter 2026.
Average deposits of $183.7 billion are broadly stable, primarily reflecting growth in Commercial, largely offset by a decrease in Consumer.

Third quarter 2026	vs.	third quarter 2025
Total period-end deposits of $185.2 billion increased 3%, driven by Private Bank growth of $6.1 billion.
Average deposits of $183.7 billion were up 4%, largely reflecting growth in the Private Bank.

Citizens Financial Group, Inc.

Borrowed Funds				3Q26 change from
($s in millions)	3Q26	2Q26	3Q25	2Q26		3Q25
Period-end borrowed funds				$	%	$	%
Short-term borrowed funds	$819	$1,159	$214	$(340)	(29) %	$605	NM
Long-term borrowed funds
FHLB advances	7,613	5,763	14	1,850	32	7,599	NM
Senior debt	7,318	7,078	6,825	240	3	493	7
Subordinated debt and other debt	1,422	1,421	1,620	1	—	(198)	(12)
Auto collateralized borrowings	660	928	1,982	(268)	(29)	(1,322)	(67)
Total borrowed funds	$17,832	$16,349	$10,655	$1,483	9%	$7,177	67%
Average borrowed funds
Short-term borrowed funds	$1,627	$989	$589	$638	65%	$1,038	176%
Long-term borrowed funds
FHLB advances	4,718	3,538	1,009	1,180	33%	3,709	NM
Senior debt	7,117	7,078	6,823	39	1	294	4
Subordinated debt and other debt	1,422	1,419	1,622	3	—	(200)	(12)
Auto collateralized borrowings	784	1,077	2,189	(293)	(27)	(1,405)	(64)
Total average borrowed funds	$15,668	$14,101	$12,232	$1,567	11%	$3,436	28%

Third quarter 2026	vs.	second quarter 2026
Period-end borrowed funds increased $1.5 billion, primarily reflecting an increase in FHLB advances, partially offset by a decrease in short-term borrowed funds and a decrease in collateralized borrowings on auto loans as the associated portfolio runs down.
Average borrowed funds increased $1.6 billion, driven primarily by an increase in FHLB advances and an increase in short-term borrowed funds, partially offset by a decrease in auto collateralized borrowings.

Third quarter 2026	vs.	third quarter 2025
Period-end borrowed funds increased $7.2 billion, primarily reflecting increases in FHLB advances, short-term borrowed funds and senior debt, partially offset by the decrease in auto collateralized borrowings as the associated portfolio runs down.
Average borrowed funds increased by $3.4 billion, given increases in FHLB advances, short-term borrowed funds and senior debt, partially offset by the decrease in auto collateralized borrowings.

Citizens Financial Group, Inc.

Capital				3Q26 change from
($s and shares in millions, except per share data)	3Q26	2Q26	3Q25	2Q26		3Q25
Period-end capital				$	%	$	%
Stockholders' equity	$25,162	$26,183	$25,829	$(1,021)	(4)%	$(667)	(3)%
Stockholders' common equity	22,952	24,072	23,718	(1,120)	(5)	(766)	(3)
Tangible common equity	15,070	16,185	15,848	(1,115)	(7)	(778)	(5)
Tangible book value per common share	$35.78	$38.29	$36.73	$(2.51)	(7)%	$(0.95)	(3)%
Common shares - at end of period	421.2	422.7	431.5	(1.5)	—	(10.2)	(2)
Common shares - average (diluted)	425.7	426.7	435.5	(1.0)	—%	(9.8)	(2)%
Common equity tier 1 capital ratio(1)	10.5%	10.4%	10.7%
Total capital ratio(1)	13.7	13.6	13.9
Tangible common equity ratio	6.7	7.2	7.4
(1) Current reporting-period regulatory capital ratios are preliminary.

Third quarter 2026
•The CET1 capital ratio of 10.5% as of September 30, 2026 compares with 10.4% at June 30, 2026 and 10.7% at September 30, 2025.
•Total capital ratio of 13.7% compares with 13.6% at June 30, 2026 and 13.9% as of September 30, 2025.
•Tangible common equity ratio of 6.7% compares with 7.2% at June 30, 2026 and 7.4% as of September 30, 2025.
•Tangible book value per common share of $35.78, decreased 6.6% compared with second quarter 2026, and 2.6% versus third quarter 2025, given the negative impact of higher long-term rates on the investment securities and swap portfolios.
•Total capital returned to shareholders was $322 million in third quarter 2026.
◦Paid $197 million in common dividends to shareholders during third quarter 2026. This compares with $197 million in common dividends during second quarter 2026 and $184 million during third quarter 2025.
◦Repurchased $125 million of common shares during third quarter 2026, compared with $225 million in second quarter 2026 and $75 million in third quarter 2025.
•Citizens’ board of directors declared an increase in its quarterly common dividend to $0.52 per share, up $0.06 or 13% compared with the prior quarter, payable in 4Q26.
•The board of directors also increased the capacity of Citizens’ common share repurchase program to $1.95 billion, an increase of $1.3 billion above the $650 million of capacity currently remaining under the prior June 2025 authorization.

Citizens Financial Group, Inc.

Credit quality review				3Q26 change from
($s in millions)	3Q26	2Q26	3Q25	2Q26			3Q25
				$/bps/%		%	$/bps/%	%
Nonaccrual loans and leases(1)	$1,461	$1,435	$1,518	$26		2%	$(57)	(4)%
90+ days past due and accruing(2)	165	183	162	(18)		(10)	3	2
Net charge-offs	137	135	162	2		1	(25)	(15)
Provision for credit losses	125	134	154	(9)		(7)	(29)	(19)
Allowance for credit losses	$2,172	$2,184	$2,201	$(12)		(1)%	$(29)	(1)%
Nonaccrual loans and leases to loans and leases	0.99%	0.97%	1.08%	2	bps		(9) bps
Net charge-offs as a % of total loans and leases	0.37	0.37	0.46	—			(9)
Allowance for credit losses to loans and leases	1.47	1.48	1.56	(1)			(9)
Allowance for credit losses to nonaccrual loans and leases	149%	152%	145%	(3)%			4%
(1) Loans fully or partially guaranteed by the FHA, VA and USDA are classified as accruing.
(2) 90+ days past due and accruing includes $157 million, $172 million, and $114 million of loans fully or partially guaranteed by the FHA, VA, and USDA for September 30, 2026, June 30, 2026, and September 30, 2025, respectively.

Third quarter 2026	vs.	second quarter 2026
•Nonaccrual loans of $1.5 billion increased 2%, driven by modest increases in C&I and residential mortgage. The nonaccrual loans to total loans ratio of 0.99% compares with 0.97% at June 30, 2026.
•Net charge-offs of $137 million, or 37 basis points of average loans and leases, was stable compared with the prior quarter.
•The third quarter 2026 provision for credit losses of $125 million compares with $134 million for second quarter 2026.
•The ratio of allowance for credit losses to total loans of 1.47% was down slightly compared with 1.48% as of June 30, 2026 reflecting improved loan mix given a decrease in general office and multi-family commercial real estate balances, with originations primarily in C&I and retail real estate secured that have a lower loss content profile.
•The allowance for credit losses to nonaccrual loans and leases ratio of 149% declined from 152% at June 30, 2026, reflecting the slight decrease in the allowance for credit losses and the modest increase in nonaccrual loans.

Third quarter 2026	vs.	third quarter 2025
•Nonaccrual loans decreased 4% driven largely by an 11% decrease in commercial, largely reflecting an 18% decline in commercial real estate. The nonaccrual loans to total loans ratio of 0.99% compares with 1.08% at September 30, 2025.
•Net charge-offs of $137 million, or 37 basis points of average loans and leases compares with 46 basis points for third quarter 2025, reflecting a decrease in commercial real estate and retail.
•Provision for credit losses of $125 million decreased compared with a $154 million provision in third quarter 2025 reflecting the runoff of the Non-Core portfolio and improving credit trends and loan mix.
•Allowance for credit losses of $2.2 billion decreased $29 million compared with September 30, 2025 given the continued Non-Core runoff and other improvements in loan mix. Allowance for credit losses ratio of 1.47% as of September 30, 2026 compares with 1.56% as of September 30, 2025.
•The allowance for credit losses to nonaccrual loans and leases ratio of 149% compares with 145% as of September 30, 2025.

Citizens Financial Group, Inc.

Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of Citizens’ earnings and financial condition in conjunction with the detailed financial tables and other information available on the Investor Relations portion of the company’s website at www.citizensbank.com/about-us.
Media:    Peter Lucht - (781) 655-2289
Investors: Chris Emerson – (781) 655-5582
Conference Call
CFG management will host a live conference call today with details as follows:
Time:    9:00 am ET
Dial-in: (800) 369-1703, conference ID 1679767
Webcast/Presentation: The live webcast will be available at http://investor.citizensbank.com under Events & Presentations.
Replay Information: A replay of the conference call will be available beginning at 12:00 pm ET on October 16, 2026 through November 15, 2026. The webcast replay will be available at http://investor.citizensbank.com under Events & Presentations.
About Citizens Financial Group, Inc.
Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $234.5 billion in assets as of September 30, 2026. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail, private banking, wealth management and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a full-service customer contact center and the convenience of approximately 3,000 ATMs and approximately 1,000 branches in 14 states and the District of Columbia. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. Consumer Banking includes Citizens Private Bank & Wealth, which integrate banking services and wealth management solutions to serve high- and ultra-high-net-worth individuals and families, as well as investors, entrepreneurs and businesses. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on X, LinkedIn or Facebook.

Citizens Financial Group, Inc.

Non-GAAP Financial Measures and Reconciliations
Non-GAAP Financial Measures:
This document contains non-GAAP financial measures that we believe provide useful information to investors to understand our results of operations or financial condition. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP financial measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP. See the following pages for reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					3Q26 Change
		3Q26	2Q26	3Q25	2Q26			3Q25
					$/bps		%	$/bps		%
Pre-provision profit:
Total revenue (GAAP)	A	$2,322	$2,283	$2,118	$39		2%	$204		10%
Less: Noninterest expense (GAAP)	B	1,393	1,394	1,335	(1)		—	58		4
Pre-provision profit (non-GAAP)		$929	$889	$783	$40		4%	$146		19%
Operating leverage:
Total revenue (GAAP)	A	$2,322	$2,283	$2,118	$39		1.72%	$204		9.64%
Less: Noninterest expense (GAAP)	B	1,393	1,394	1,335	(1)		(0.11)	58		4.32
Operating leverage							1.83%			5.32%
Efficiency ratio:
Efficiency ratio	B/A	59.98%	61.08%	63.03%	(110)	bps		(305)	bps
Book value per common share and tangible book value per common share:
Common shares - at period-end (GAAP)	C	421,219,810	422,677,660	431,453,142	(1,457,850)		—%	(10,233,332)		(2%)
Common stockholders' equity (GAAP)	D	$22,952	$24,072	$23,718	($1,120)		(5)	($766)		(3)
Less: Goodwill (GAAP)		8,220	8,220	8,187	—		—	33		—
Less: Other intangible assets (GAAP)		100	105	123	(5)		(5)	(23)		(19)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		438	438	440	—		—	(2)		—
Tangible common equity (non-GAAP)	E	$15,070	$16,185	$15,848	($1,115)		(7%)	($778)		(5%)
Book value per common share (GAAP)	D/C	$54.49	$56.95	$54.97	($2.46)		(4%)	($0.48)		(1%)
Tangible book value per common share (non-GAAP)	E/C	35.78	38.29	36.73	(2.51)		(7)	(0.95)		(3)
Net interest income and net interest margin on an FTE basis:
Net interest income (annualized) (GAAP)	F	$6,645	$6,542	$5,902	$103		2%	$743		13%
Average interest-earning assets (GAAP)	G	208,942	206,770	197,598	2,172		1	11,344		6
Net interest margin (GAAP)	F/G	3.18%	3.16%	2.99%	2	bps		19	bps
Net interest income (GAAP)		$1,675	$1,631	$1,488	$44		3%	$187		13%
FTE adjustment		3	3	4	—		—	(1)		(25)
Net interest income on an FTE basis (non-GAAP)		1,678	1,634	1,492	44		3	186		12
Net interest income on an FTE basis (annualized) (non-GAAP)	H	6,657	6,555	5,919	102		2	738		12
Net interest margin on an FTE basis (non-GAAP)	H/G	3.19%	3.17%	3.00%	2	bps		19	bps
Return on average common equity and return on average tangible common equity:
Net income available to common stockholders (GAAP)	I	$599	$554	$457	$45		8%	$142		31%
Average common equity (GAAP)	J	$23,644	$23,839	$23,288	($195)		(1)	$356		2
Less: Average goodwill (GAAP)		8,220	8,221	8,187	(1)		—	33		—
Less: Average other intangibles (GAAP)		103	109	126	(6)		(6)	(23)		(18)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		438	438	440	—		—	(2)		—
Average tangible common equity (non-GAAP)	K	$15,759	$15,947	$15,415	($188)		(1%)	$344		2%
Return on average common equity (GAAP)	I/J	10.05%	9.31%	7.77%	74	bps		228	bps
Return on average tangible common equity (non-GAAP)	I/K	15.08%	13.91%	11.75%	117	bps		333	bps
Return on average total assets and return on average total tangible assets:
Net income (GAAP)	L	$636	$587	$494	$49		8%	$142		29%
Average total assets (GAAP)	M	$231,250	$229,263	$219,117	$1,987		1	$12,133		6
Less: Average goodwill (GAAP)		8,220	8,221	8,187	(1)		—	33		—
Less: Average other intangibles (GAAP)		103	109	126	(6)		(6)	(23)		(18)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		438	438	440	—		—	(2)		—
Average tangible assets (non-GAAP)	N	$223,365	$221,371	$211,244	$1,994		1%	$12,121		6%
Return on average total assets (GAAP)	L/M	1.09%	1.03%	0.90%	6	bps		19	bps
Return on average total tangible assets (non-GAAP)	L/N	1.13%	1.06%	0.93%	7	bps		20	bps

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					3Q26 Change
		3Q26	2Q26	3Q25	2Q26		3Q25
					$/bps	%	$/bps	%
Common equity ratio and tangible common equity ratio:
Total assets (GAAP)	O	$234,464	$233,836	$222,747	$628	—%	$11,717	5%
Less: Goodwill (GAAP)		8,220	8,220	8,187	—	—	33	—
Less: Other intangible assets (GAAP)		100	105	123	(5)	(5)	(23)	(19)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		438	438	440	—	—	(2)	—
Tangible assets (non-GAAP)	P	$226,582	$225,949	$214,877	$633	—%	$11,705	5%
Common equity ratio (GAAP)	D/O	9.8%	10.3%	10.6%	(50) bps		(86) bps
Tangible common equity ratio (non-GAAP)	E/P	6.7	7.2	7.4	(50) bps		(70) bps

Citizens Financial Group, Inc.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words "believes," "expects," "anticipates," "estimates," "intends," "plans," "goals," "targets," "initiatives," "potentially," "probably," "projects," "outlook," and "guidance", or similar expressions or future conditional verbs such as "may," "will," "likely," "should," "would," and "could."

Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:
•Negative economic, business, and political conditions, including as a result of the interest rate environment, supply chain disruptions, tariffs, inflationary pressures, and labor shortages that adversely affect the general economy, housing prices, the job market, consumer confidence, and spending habits;
•The general state of the economy and employment, as well as general business and economic conditions, and changes in the competitive environment;
•Our capital and liquidity requirements under regulatory standards and our ability to generate capital and liquidity on favorable terms;
•The effect of changes in our credit ratings on our cost of funding, access to capital markets, ability to market our securities, and overall liquidity position;
•The effect of changes in the level of commercial and consumer deposits on our funding costs and net interest margin;
•Our ability to achieve our financial performance goals and execute on our strategic business initiatives, including the continued expansion of Private Bank & Wealth, and our aim to position us as a more innovative, modern, and customer-centric bank;
•The effects of geopolitical instability, including the war in Ukraine and the conflict in the Middle East, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks;
•Our ability to comply with supervisory requirements and expectations as well as new or amended regulations;
•Liabilities and business restrictions resulting from litigation and regulatory investigations;
•The impact of changes in interest rates on our net interest income, net interest margin, mortgage originations, and mortgage servicing rights, as well as on market liquidity, which could affect our funding sources and ability to originate and distribute financial products in the primary and secondary markets;
•Financial services reform and other current, pending, or future legislation or regulation that could have a negative effect on our revenue and businesses;
•Environmental risks, such as physical or transition risks associated with climate change, and social and governance risks that could adversely affect our reputation, operations, business, and customers;
•A failure in, or breach of, our compliance with laws, as well as operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyberattacks; and
•Management’s ability to identify and manage these and other risks.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, balance sheet growth, market conditions, and regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from, or pay any dividends to, holders of our common stock, or as to the amount of any such repurchases or dividends.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed with the Securities and Exchange Commission.
Note: Per share amounts and ratios presented in this document are calculated using whole dollars.

Citizens Financial Group, Inc.
CFG-IR